Exhibit 10.17

SPOUSAL CONSENT

I, Xulei Luan, am the lawful spouse of Min Chen. hereby consent unconditionally that a certain percentage of the shares in Beijing Luckin Coffee Technology Ltd. (“Luckin Tech”) that is held by and registered in the name of my spouse, Min Chen, will be disposed of pursuant to the arrangements under the contractual agreements (including the Master Exclusive Service Agreement, the Business Cooperation Agreement, the Proxy Agreement and Power of Attorney, the Exclusive Option Agreement and the Share Pledge Agreement, which were executed by my spouse at July 20, 2018 and September 20, 2018) (the “Contractual Agreements”).

I further undertake not to take any action with the intent to interfere with the above arrangements, including making any claim that such shares constitute property or community property between myself and my spouse which will give rise to hindrance over the performance by my spouse of his/her obligation under the Contractual Agreements. I hereby waive unconditionally and irrevocably any rights or entitlements whatsoever to such shares that may be granted to me according to any applicable laws.

I hereby further confirm that Min Chen can perform the Contractual Agreements and further amend or terminate the Contractual Agreements absent authorization or consent from me and I have not participated and will not participate in the management and operation of Luckin Tech.  I hereby undertake to execute all necessary documents and take all necessary actions to ensure appropriate performance of the Contractual Agreements (as amended form time to time).  I hereby agree and undertake that if I obtain any shares of Luckin Tech which are held by Min Chen for any reasons, I shall be bound by the Contractual Agreements (as amended from time to time) and comply with the obligations thereunder as a shareholder of Luckin Tech.  For this purpose, upon the Beijing Luckin Coffee Co., Ltd.’s request, I shall sign a series of written documents in substantially the same format and content as the Contractual Agreements (as amended from time to time).

I further confirm, represent and guarantee that none of I, my successor, guardian, creditor or any other person that may be entitled to assume rights and interests in the shares of Beijing Luckin Coffee Technology Ltd. held by my spouse upon his/her death, incapacity, divorce or any circumstances that may affect his/her ability to exercise his/her shareholder’s rights in Luckin Tech will, in any manner and under any circumstances, carry out any act that may affect or hinder the fulfillment of my spouse’s obligations under each of the Contractual Agreements.

Xulei Luan

/s/ Xulei Luan

Date: September 20, 2018